UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 24, 2014

BTU International, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	000-17297	04-2781248
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 ESQUIRE ROAD, N. BILLERICA, MASSACHUSETTS	01862
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 667-4111

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 24, 2014, John E. Beard provided notice that he would not stand for re-election as a member of the company’s board of directors when his term expires at the 2014 annual meeting of stockholders. Mr. Beard’s decision to not stand for re-election is not due to any disagreement with the company relating to its operations, policies or practices.

Paul J. van der Wansem, chairman and chief executive officer of the company, said: “John has been a strong leader and trusted advisor to BTU over the years. I would like to personally thank him for his 33 years of service, initially as outside counsel and since 2002 as a director. John had a significant and positive impact on our business. I, the Board of Directors and the entire BTU team, appreciate his dedication and unquestioned integrity and wish him well in the future.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BTU International, Inc.
(Registrant)

February 27, 2014	/s/ PETER J. TALLIAN
(Date)	Peter J. Tallian Chief Operating Officer